SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     September 1, 1999



                   Consumers Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)



Ohio                    33-79130       34-1771400
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      614 East Lincoln Way, Minerva, Ohio         44657
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (330)868-7701


                             N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On September 1, 1999 the Registrant issued the attached press release announcing the execution of an agreement to acquire one branch office from Firstar Bank, N.A., located in Lisbon, Ohio. The acquisition is expected to be consummated upon the satisfaction of the terms and conditions contained in the agreement, including receipt of all necessary regulatory approvals.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated September 1, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                CONSUMERS BANCORP, INC.



Date: September 1, 1999          By:/s/ Mark S. Kelly
                                    -----------------------------
                                      Mark S. Kelly
                                      President

                                                      Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE  September 2, 1999

CONTACT:  Mark S. Kelly, President & CEO
          Or Paula J. Meiler, Chief Financial Officer
          Consumers National Bank, Minerva, Ohio   330-858-7701

               CONSUMERS NATIONAL BANK MINERVA
              TO ACQUIRE FIRSTAR'S LISBON OFFICE

MINERVA, OHIO (September 2, 1999) - - Minerva based Consumers National Bank disclosed today definitive plans to acquire Firstar Bank's Lisbon office at 32 North Park Avenue. The location is a full-service office with an ATM and includes a nearby, off-premise drive-in facility at 7801 State Route 45. The announcement was made by Mark S. Kelly, president and chief executive officer of Consumers National Bank and Consumers Bancorp, Inc.

The acquisition is subject to the approval of the Office of the Comptroller of the Currency (OCC) and other regulatory approvals.
It is anticipated the acquisition will be finalized early in the first quarter of 2000.

According to Kelly, this location will be the third new banking office Consumers has announced in less than a year. In March, the Bank opened an office in Alliance, Ohio; then in April, it announced the construction of another full-service branch in Louisville, Ohio. In addition, Consumers also operates Community Finance, a wholly owned finance company subsidiary, in Salem, Ohio; it was established in November 1998.

"We are looking forward to making a commitment to the community of Lisbon and we welcome the customers and employees of Firstar to Consumers National Bank." Kelly said. "As an independent community bank, we are dedicated to providing customers with the friendly, personal service they want and deserve. We like doing business with customers in smaller communities because they appreciate the full range of financial services and personal
attention we offer."   Kelly concluded.

Consumers National Bank provides complete banking and investment services to businesses and consumers through its core operations. Consumers is a locally-owned, independent community bank with offices in Minerva, Waynesburg, Carrollton, Hanoverton, Salem and Alliance. Upon completion of the Firstar transaction, Consumers' assets will exceed $150 million. Information about Consumers National Bank is available on the Internet at www.consumersbank.com